UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway
San Jose, California		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2025, the Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The Bylaws became effective immediately upon their adoption. These amendments include, among other matters:

•

revisions to the advance notice provisions in Section 2.11 to address matters relating to the “universal proxy” rules adopted by the Securities and Exchange Commission pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

additional revisions to the advance notice provisions in Section 2.11 and certain corresponding provisions, including to (i) clarify that a stockholder is not entitled to make additional or substitute nominations following expiration of the applicable advance notice deadline, (ii) require that any such notice provide for information from the stockholder submitting a notice about compensatory or other monetary arrangements between such stockholder and any proposed nominee and any interest of the stockholder in the outcome of any matter to be taken at a meeting of stockholders substantially related to the stockholder’s nomination, (iii) permit the Board to require any proposed nominee for election to submit to interviews with the Board, (iv) update provisions requiring the proposing or nominating stockholder to update or supplement its notice to the Company as of specified dates, and (v) the addition of a provision requiring a stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, which shall be reserved for exclusive use by the Board;

•

revisions to Article II to address certain matters involving the conduct and administration of meetings of stockholders, including to conform to amendments to the Delaware General Corporation Law, including, among other things, (i) amending Section 2.5 regarding reconvening adjourned meetings and (ii) amending Section 2.8 to eliminate the requirement that a list of stockholders be available for inspection at stockholder meetings;

•

the addition of a new Section 2.15 that provides for delivery of documents or information to the Company under Article II, including in connection with the advance notice of proposed business or director nominations, to be in writing and delivered by hand or by certified or registered mail, return receipt requested;

•	revisions to Article VII to conform to the Company’s recently updated form of indemnification agreement for directors and officers; and

•	certain other ministerial, modernizing and conforming changes.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company has elected to redeem $1,800,000,000 aggregate principal amount outstanding of its 4.750% Senior Notes due 2026 (CUSIP No. 958102AM7) (the “Notes”), which were issued pursuant to an indenture, dated as of February 13, 2018 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (the “Redemption”). On March 13, 2025, the Trustee provided notice of redemption (the “Redemption Notice”) to the record holders of the Notes in accordance with DTC procedures.

Pursuant to the Redemption Notice, on April 14, 2025 (the “Redemption Date”), the Company will redeem $1,800,000,000 aggregate principal amount outstanding of the Notes at a redemption price equal to 100% of the principal amount of such Notes, together with any applicable premium as of, and any accrued and unpaid interest, if any, up to, but excluding, the Redemption Date (the “Redemption Price”). As of the Redemption Date, the applicable premium on the Notes to be redeemed is zero, and after the Redemption Date, interest on each Note to be redeemed will cease to accrue. Upon completion of the Redemption, $500,000,000 aggregate principal amount of the Notes will remain outstanding.

A copy of the press release announcing the Redemption is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Western Digital Corporation Amended and Restated Bylaws

99.1	Press Release of the Company, dated March 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Cynthia Tregillis
Cynthia Tregillis
Executive Vice President, Chief Legal Officer and Secretary

Date: March 13, 2025